UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023 (July 10, 2023)

VALUE EXCHANGE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Unit 602, Block B, 6 Floor, Shatin Industrial Centre, 5-7 Yuen Shun Circuit,
Shatin, N.T., Hong Kong SAR
(Address of principal executive offices) (Zip Code)

(852) 2950 4288
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Exchange on which registered
NONE	----	----

Item 5.07. Submission of Matters to a Vote of Security Holders. On July 10, 2023, Value Exchange International, Inc. (“Company”) held its annual meeting of shareholders by webcast. At the annual meeting of shareholders, the Company’s shareholders voted on election of directors. The shareholders re-elected the eight individuals listed below as directors, each for a term extending until the Company’s 2024 annual general meeting and election of successors. All nominees are incumbent directors. The tabulation of votes with respect to the re-election of directors was as follows:

Name of Nominee	Votes FOR	Votes WITHHELD
Chan Heng Fai	21,805,426	500
Lum Kan Fai	21,805,426	500
Tan Seng Wee	21,805,426	500
Wong Shui Yeung	21,805,426	500
Wong Tat Keung	21,805,426	500
Lee Yuen Fong	21,805,426	500
Tsang Po Yee	21,805,426	500
Robert Trapp	21,800,426	5,500

Each nominee was elected by at least 99.975% of votes cast at the annual meeting of shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE EXCHANGE INTERNATIONAL, INC.

By:	/s/ Tan Seng Wee
Name:	Tan Seng Wee
Title:	Chief Executive Officer and President
Date:	July 13, 2023